Exhibit 99.1

Exhibit 99.1 2022 SHAREHOLDER LETTER    Building a Distinct, Growing and Durable Global Wall Street Firm

JANUARY 9, 2023    Dear Fellow Shareholders,    From 2009 through 2021, the world was awash with incredibly cheap (in some cases, nearly free) capital, as friendly stimulus became the antidote to every financial problem rearing its ugly head. Even recent geopolitical trauma and a global pandemic were no match for the central bank printing presses of nations around the globe. Modest unemployment and non-existent inflation somehow cohabitated in harmony. In 2021, the environment was “near perfection” for Jefferies, as well as for many of our clients. With 2022 behind us, the dreamy days of easy money and nonstop “risk on” as a guiding mantra have passed into the history books.    Before we get too melancholy, there are more than a few reasons for us to be optimistic, despite the industry-wide slowdown in 2022 and the litany of other crosscurrents we are still facing. At the top of our list is our belief that capital formation is not dead, it is just resting. It is incredibly difficult to price risk and capital when interest rate increases have no end in sight. This uncertainty makes everything freeze up and that is what happened in 2022, with this freeze eventually working its way into the M&A market.    The good news is that the pace and slope of interest rate increases appear to be declining, which implies, unless something unusual happens, we are closer to the thawing of the capital markets than the initial deep freeze. Investors understand this and will begin acting in anticipation of the new interest rate regime. As long as the stabilized rates aren’t unduly excessive (and thus far, it appears they will be navigable), the world will go back to pricing risk, as well as pursuing new capital formation and increased M&A. We have no crystal ball and don’t know if this will start at some point in 2023 or 2024, but we are confident it is only a matter of time—it always is. Jefferies could not be better positioned for this eventuality.    We have spent the last five years focusing on two goals: First, to do everything in our power to position Jefferies as the best full service global investment banking firm. Second, to optimize and monetize our legacy merchant banking portfolio and return to our shareholders any excess capital. In 2022, we finally crossed over to become a straightforward, highly focused and readily understandable pure-play investment banking firm.    Capital formation is not dead, it is just resting. ... As long as the stabilized rates aren’t unduly excessive (and thus far, it appears they will be navigable), the world will go back to pricing risk, as well as pursuing new capital formation and increased M&A. ... Jefferies could not be better positioned for this eventuality.

Ironically, 2022 also was the year that two of Jefferies’ most important businesses—IPOs and leveraged finance—were substantially closed due to unique market conditions. It is easy to think that this confluence of events is beyond frustrating and would cause us to question our original assumptions and strategic direction. For us, this could not be further from the truth. While part of our team was successfully wrapping up some additional legacy asset sales, preparing a major spin-off to shareholders and collapsing our holding company structure, the vast majority of our team did such a solid job that Jefferies’ overall results in 2022 were incredibly respectable. Not only were we able to deliver a 10.3% return on adjusted tangible equity in a “really tough year,” but more importantly, we continued to build upon the significant investments in people and infrastructure we have made over the past decades. We have never been more optimistic about our human capital, product capabilities, industry expertise and geographic breadth. Our goal is to continue to gain market share, further strengthening our “never better” competitive position, and continue our quest to be the best full service global investment banking firm.    Jefferies’ 2022 total investment banking revenues, while down 38% from an off-the-charts 2021, represented our second-best year ever and were substantially above 2019 levels. Our advisory net revenues were only 5% below last year’s all-time record result, while our underwriting net revenues were down 59% due to the IPO and leveraged finance markets being substantially closed for much of the year, as discussed above. Our combined equities and fixed income revenues were down only 19% versus 2021 and up meaningfully versus 2019.    Most significantly, for our fiscal 2022, Jefferies was the #6 largest investment banking firm in both global M&A, as well as global equity capital markets (excluding China), up from #12 and #13, respectively, only five years ago. We also moved up one spot from the prior year to #7 globally in combined M&A, ECM and leveraged finance, an improvement from #10 in 2017. It is worth noting that all the competitors ahead of us on these lists are trillion dollar plus global bank holding companies who often lead with their balance sheet, while Jefferies leads with ideas, expertise and human capital.    Our Equities franchise continued to expand in breadth and capability, while gaining market share across the majority of equity products in 2022. We achieved a U.S. ranking of #6 and a European ranking of #7 for equity research, while we were ranked #3 best overall in Asia for    2    JEFFERIES 2022 SHAREHOLDER LETTER    #6    IN BOTH M&A AND ECM GLOBALLY    #7    GLOBALLY IN COMBINED M&A, ECM AND LEVERAGED FINANCE    $1.1Billion    CAPITAL RETURNED TO SHAREHOLDERS IN 2022    $5.0Billion    CAPITAL RETURNED TO SHAREHOLDERS OVER THE LAST FIVE YEARS

combined equity research and sales. While our Fixed Income business was down for the year, our fourth quarter was up over 71% and we carried that momentum through the first month of fiscal 2023.    As mentioned above, monetizing our legacy merchant banking portfolio and returning capital to shareholders remains one of our overriding priorities, and we made continued progress in 2022. We expect to take a further important step later this week with our spin-off to shareholders of Vitesse Energy (“Vitesse”). In 2022, we returned an aggregate of $1.14 billion to shareholders in the form of $280.1 million in dividends and the repurchase of 25.6 million shares for a total of $859.6 million, or $33.58 per share. Over the last five years, we have now returned $5.0 billion in total capital to shareholders, representing two-thirds of total tangible book value at January 1, 2018 and including 152.8 million shares repurchased at an average of $23.57 per share. Further, our Vitesse spin-off delivers to our shareholders an additional estimated more than $500 million of our shareholders’ equity. Pro forma for the Vitesse spin-off, we will have returned over $5.5 billion in total capital to shareholders over the last five years, representing over 72% of tangible book value at January 1, 2018.    3    JEFFERIES 2022 SHAREHOLDER LETTER    Our goal is to continue to gain market share, further strengthening our “never better” competitive position, and continue our quest to be the best full service global investment banking firm.

4    JEFFERIES 2022 SHAREHOLDER LETTER    OBSERVATIONS AS WE PROCEED IN 2023    Be Aware and Wary of the Macro Forces, But Focus On What You Can Effect.    At this point in our careers, we would like to think we have seen it all, but even if we haven’t, we probably have seen enough. Everyone who knows us is likely tired of hearing our experiences and lessons from all the ups and downs over the past three-plus decades. In just the 2020s, we have experienced a global pandemic, an active European war, incredible tension between the two leading world powers, the storming of the U.S. Capitol Building, dramatic declines in the prices of most risk assets, raging inflation, a series of massive interest rate increases and the freezing up of the equity and leveraged finance new issue markets. And this is just the last three years!    We have stopped waiting for a “return to normalcy” because, after being beaten over the head for a combined 55 years at Jefferies, it is crystal clear to us that volatility, crosscurrents, surprises and challenges are what is normal. There is a relatively obscure movie where an aging Jack Nicholson looks back on his frustrating life and wonders: “What if this is as good as it gets?” We accept the complicated world for what it is, and we count our lucky stars Jefferies is in a position to confront it with outstanding resources and capabilities and find growing opportunity everywhere we look. Instead of driving ourselves nuts anticipating what will be thrown next at us, we are continuing to make sure our foundation is tremendously secure in terms of capital, risk systems, smart self-imposed limits and diversification by product, service, sector and geography.    As important as our financial footing is our cultural foundation at Jefferies. A team that is honest, transparent, empowered, entrepreneurial, ambitious, diverse and committed will get the job done regardless of the environment. With solid diversification of risk and opportunity, as well as the right team, we can devote our resources exclusively to the benefit of our clients—this will allow Jefferies not only to survive all the turmoil, but to find opportunities within each challenge. Many of our competitors have different approaches to these macro issues, as well as their capital foundation and culture, and often this provides Jefferies with the opportunity to succeed, better serve our clients and grow our market share. We have done this consistently for many decades, and our confidence in this approach has only been reinforced in recent years.

5    JEFFERIES 2022 SHAREHOLDER LETTER    Flatter for Longer.    One of our differentiators at Jefferies has been the flatness of our organization. Every senior leader at Jefferies, including the two of us, proudly lives and works in the trenches every single day in partnership with our teammates for the benefit of our clients. Jefferies has always attracted the kind of individual who relishes truly adding value by providing great advice and execution tailored to our clients’ needs. We create, innovate and solve the most important problems for our clients, whom we care deeply about. We have said it before, but we cannot say it enough: for Team Jefferies, everything is personal.    So, what happens when an organization grows to over 5,000 people and the hierarchy remains incredibly flat? We are not saying we have the same firm structure as we did 10, 20 or 30 years ago, because we clearly have made necessary changes, but those who know us or work at Jefferies realize how flat we really are—only an email or phone call away. There are many upsides to this structure. Issues get elevated instantly. There is really no place to hide at our firm and if you are lazy, political, ineffective or a conniver—we will find you, quickly. In fact, our structure is so well known that for the most part those types of people don’t even bother to apply because they know that they would not last long at Jefferies.    On the other hand, if you are special, you will also be identified and embraced, and your responsibility and position will rise very quickly because, quite frankly, we can never have too many of these partners at our firm. We admit proudly that we need the help and certainly do not have all the answers. Clearly, we provide our people with a lot of guidance and oversight, but we trust our people more than many of our competitors do and we believe our firm is better for this partnership. Promotions are earned and celebrated at Jefferies, but rewarding career paths are valued even more highly. As we continue to grow our firm, we will remain cognizant that we must make adjustments to manage our growth, but the underlying message is that everyone is an active contributor and no task is below anyone’s pay grade, continuing to keep us hungry, motivated and humble.    Every senior leader at Jefferies, including the two of us, proudly lives and works in the trenches every single day in partnership with our teammates for the benefit of our clients.

We Love Our Support Teams.    We are very cognizant of what goes into supporting Jefferies from an operational, technological and legal perspective, since we have been building from the ground up everything one sees at Jefferies today versus inheriting the infrastructure, legacy systems and businesses that our massive bank holding company competitors have possessed for what feels like forever. We don’t take for granted any of the people who settle our trades, build or support our technology, monitor our risk, market our brand, keep us in compliance or otherwise support our team and business. Jefferies’ ownership mentality and “can do” entrepreneurial spirit permeates the entire support team of our firm, as much as it does the folks directly touching our clients. This is a secret weapon at Jefferies and we have never been let down, not even once. Going forward, this team will continue to be integral to our collective success.    Practical and Honest ESG.    We embrace ESG as individuals and as a firm not because we want check marks from graders to tell us that we passed, but because we believe it is the best way to run a business and live one’s life. We know that having a diverse group of people with different backgrounds and experiences will always help us make the best long-term decisions, regardless of the problem or issue. We are grateful that through our eight Employee Resource Groups (“ERGs”), many employees have taken wonderful and deserved leadership roles throughout Jefferies and appreciate every day where we are getting better because of their efforts and the contagiousness of their drive, personalities and beliefs.    We have made great progress as a firm, and we are proud of it. That said, we also know there are areas where we have room for major improvement, most notably the diversity of our senior operating ranks. We are committed to building a more diverse firm and have long-term action plans to achieve specific results, while remaining steadfast in hiring the most qualified individuals for each role. We are confident that we will get to where we want to be and are as impatient and focused as every member of our ERGs (and countless others throughout Jefferies) who share with us these same beliefs.    Another example is fossil fuels. We believe in the reality of climate change and understand the pressure on all of us to transform the way    6    JEFFERIES 2022 SHAREHOLDER LETTER    A team that is honest, transparent, empowered, entrepreneurial, ambitious, diverse and committed will get the job done regardless of the environment.

the world deals with energy. We consider this one of the most important responsibilities of our generation, as we pass the baton to the next. We have made tremendous strides in this regard throughout our firm and are proud to be leaders. However, it is also clear to us that this switch is not an on/off, but rather a dimmer that will take time. For every action there is a reaction, and a cold turkey stop will cause short-term problems that will preclude us from solving the more important long-term issue. That is why we are working with our clients to do our best to finance and implement a smart, long-term transition that is practical, intelligent and sustainable.    The point here is that Jefferies is a firm that stands up for what is right and we have no issue questioning conventional thinking regardless of the short-term implications. That said, a mature, all-encompassing and realistic view of each issue is required, and then specific action must be charted and we must be held accountable. This approach is more nuanced, honest and valuable than contorting to a short-term goal of an arbitrary checklist.    Building a Distinct, Growing and Durable Firm.    Jefferies has always played the long game and for over 60 years has been building a distinct, growing and durable firm around client service and talent. Our success reflects the power of continuity of strategy and focus, and is borne out by our results and growth over time. Today, our value proposition is built on three pillars that set us apart from other leading firms:    First: differentiated insight. Our success is driven by distinct industry, market and strategic insights. We have in-depth research and investment banking coverage of virtually every industry sector, allowing us to deliver unique macro and sector perspectives and analyses. This further translates for our clients to bespoke advice tailored to their needs and challenges and informed by our vast expertise.    Second: relationships matter. At Jefferies, every relationship is personal—client engagements are partnerships and high-touch. We strive to deploy the full resources of our firm to meet our clients’ needs every time. Similarly, we are built for global collaboration, without borders or bureaucracy. This has been true since Jefferies was founded and is why we’ve become one of a handful of investment banking firms that truly matter, with a consistent repeat client base. With our relentless focus on client service first, our clients trust that we care about their business and their success as much as they do.    7    JEFFERIES 2022 SHAREHOLDER LETTER

Third: we are a firm built on immediacy and client service. With a flat, nimble and entrepreneurial culture, Jefferies treats each person as an individual and values them as a partner. As a result, Jefferies has become an increasingly more powerful magnet for the best talent. We expect to attract more special partners, but more importantly we will retain our existing team. Our team is driven to anticipate and deliver precisely what our clients need when they need it. Underlying our continuing growth story is that no matter the conventional wisdom, groupthink or market cycle at any given time, we are patient, focused on the long-term and committed to serving our clients best.    Doing Good is Good Business.    One of our biggest privileges at Jefferies is being surrounded by our team, clients and shareholders who work in concert to devote our global platform to raising enormous amounts of precious dollars for those in the world who are far less fortunate than all of us. In 2022, we sent over $13 million to support the people of Ukraine within days of the war breaking out. In the past five years, we have distributed over $48 million, providing aid and relief efforts for Australia’s wildfires, COVID-19, Haiti, Hurricane Dorian, Asia Pacific Tonga and Ukraine. Additionally, we and others at Jefferies contribute a great amount of our personal money and, more importantly, our time to countless causes throughout our communities around the globe to help make a difference in the lives of so many in need of assistance. This is the culture at Jefferies, as it permeates our newest hires, our most senior leaders and everyone in between. This is a responsibility and a privilege, and we are incredibly proud that it will always be an important and permanent part of the Jefferies social fabric.    8    JEFFERIES 2022 SHAREHOLDER LETTER    $48+Million    DONATED IN THE LAST 5 YEARS

9    JEFFERIES 2022 SHAREHOLDER LETTER    JEFFERIES RANKING ACROSS GLOBAL M&A, ECM AND LEVERAGED FINANCE    #7    #9    #8    #10    2017    2020-2021    2018-2019    2022     Now, for a further update on our businesses:    INVESTMENT BANKING    For fiscal 2022, Jefferies ranked as the 7th largest investment banking firm globally across our three core businesses—M&A, equity capital markets and leveraged finance. This ranking represents a record for our firm and sustains a multi-decade trajectory of market share growth.    We have been able to elevate our market position because we have been providing our clients with differentiated service. This is a result of our consistent investment across the cycle in (i) the best sub-sectoral experts in every major field of business activity and (ii) an ever-expanding and extensive local team across the globe. Most importantly, our exceptional team delivers the entirety of our firm’s resources and capability to every client and every transaction. This combination—the best sub-sectoral experts, an extensive global footprint and a culture of service—has made Jefferies a unique investment banking partner for our clients.    With each year that passes, the expanding breadth of our resources and the stability and longevity of our team further extend these advantages. Commensurately, our competitors (primarily bank holding companies) have increasingly moved away from a culture of service and prioritizing professional talent and towards a balance sheet and off-the-shelf product model, which

has served to further differentiate our clients’ experience in partnering with Jefferies.    While our market position and share has continued to elevate, the deterioration in capital markets over the course of 2022 materially reduced our short-term opportunity. In M&A, we were able to achieve near record revenues in 2022, despite an 11% reduction in the global fee pool, reflecting the strength of our offering and our increased standing amongst clients globally. Conversely, in ECM and leveraged finance, our revenues declined by 69%, commensurate with a decline in fee pools of 60%, representing the weakest capital markets fee pools since 2009. While our absolute revenue in 2022 represents a significant decline from our record results in 2021, the strength of our team, elevation of our market position and the continued opportunity we have to add the most talented professionals globally to our firm (all as reflected in our exceptional advisory results) leaves us optimistic about our ability to serve clients and deliver revenue growth over the cycle.    Consistent with our opportunity and longstanding strategy, in 2022 we continued to invest in our team in order to further serve our clients, with notable additions to our senior team across the TMT, Consumer, Healthcare and Industrials sectors, as well as further investments in areas of specialization such as private capital advisory and EMEA restructuring. We also continued to expand our global reach and capability, further expanding our teams in France, Italy, Scandinavia, Hong Kong, India and Southeast Asia (Singapore).    10    JEFFERIES 2022 SHAREHOLDER LETTER    The strength of our team, elevation of our market position and the continued opportunity we have to add the most talented professionals globally to our firm (all as reflected in our exceptional advisory results) leaves us optimistic about our ability to serve clients and deliver revenue growth over the cycle.

11    JEFFERIES 2022 SHAREHOLDER LETTER    JEFFERIES FINANCE    The dislocation in the leveraged finance market presented a difficult backdrop for Jefferies Finance (“JFIN”), our lending joint venture with MassMutual. JFIN posted a net loss of $129 million for 2022, as commitments to LBO transactions were sold at a loss or marked down at year-end in anticipation of their syndication. JFIN has been highly productive over the years and, despite these challenges, is well-positioned entering 2023. JFIN remains focused on utilizing its expanded underwriting capacity from our strategic alliance with Sumitomo Mitsui Financial Group (“SMFG”) to grow market share as the environment improves and credit markets stabilize. We expect that, similar to prior market downturns, JFIN will emerge stronger from this period, and again prove the strength of our market position and the resiliency of our business model.    JFIN is also focused on growing the asset management segments of its business, as we build upon the tangible progress achieved in 2022 raising and managing third party capital across our private credit and CLO vehicles. JFIN goes to market with a distinct advantage that sets it apart from its competitors, as JFIN is able to leverage our longstanding investment banking relationships to source high quality loan investment opportunities. With the recent expansion of JFIN’s capital raising team, JFIN expects continued growth in lending capacity leading to significant value creation for Jefferies.

12    We are incredibly pleased that our long-held thesis of aligning a great global Wall Street    firm with a substantial, forward-looking global commercial bank holding company is playing out well and will provide the opportunity to expand our businesses considerably.    BERKADIA    Berkadia, our commercial real estate finance and investment sales 50/50 joint venture with Berkshire Hathaway, generated $283 million of pre-tax income and $259 million of cash earnings for 2022. After a robust start to the year, rising interest rates slowed debt and investment sales volume in the second half. Reduced fee revenue was offset by net interest income increasing 44% to $109 million. Total debt originations were $39.4 billion, up 4% from the prior year. Debt origination volumes with Freddie Mac, Fannie Mae and HUD were $18.8 billion, down 14% from the prior year. Third-party funded originations were $19.1 billion, up 26% from the prior year. Investment sales volumes were $28.5 billion, up 34% from the prior year. Debt origination and additional third-party loan servicing arrangements increased our loan servicing portfolio to a new record of $389.9 billion by year-end, up 19% in twelve months.    Berkadia continues to invest in and develop its mortgage banking and investment sales networks. Despite a slowing real estate market, Berkadia’s growing servicing portfolio and market share in core debt origination and investment sales combine to position Berkadia for continued success in 2023 and beyond.    SMFG ALLIANCE    In July 2021, we entered a strategic alliance with Sumitomo Mitsui Financial Group to collaborate on future corporate and investment banking business opportunities. The first twelve months of our strategic alliance were limited by COVID lockdowns that prevented travel to facilitate our collaboration, as well as the limited window in the leveraged finance market in 2022 meaningfully reducing our near-term joint opportunity. Over the last few months, we have been experiencing increasing engagement and    JEFFERIES 2022 SHAREHOLDER LETTER

momentum, including our first jointly underwritten IPO, and we expect accelerating success in 2023.    Our opportunities to collaborate are expanding and Jefferies is working together with SMFG to develop further ways to work together to better serve our clients globally. We are incredibly pleased that our long-held thesis of aligning a great global Wall Street firm with a substantial, forward-looking global commercial bank holding company is playing out well and will provide the opportunity to expand our businesses considerably.    EQUITIES    Our Equities net revenues of $1.06 billion reflected strong performance, despite a challenging market environment experienced across all developed global equity markets. 2022 was a year that saw Jefferies continue to benefit from consolidation, with improved market share and ranking across research, sales and trading in every region. Jefferies is now among a select few leaders in global equities.    The Jefferies equities strategy is built on three pillars: advisory and insight driven by our equity and macro research teams, differentiated distribution around the world, and cutting-edge execution capabilities. Our global research effort is now recognized as one of the top equity research    13    JEFFERIES 2022 SHAREHOLDER LETTER    Jefferies is now among a select few leaders in global equities.

franchises across relevant surveys. We produced a record high of more than 34,000 research reports in 2022.    Our client footprint has expanded by approximately 20% over the last five years, resulting in record commission and advisory payment levels. We are excited about the opportunities to continue expanding our market share gains as we add more solutions for our clients through expanded product capabilities and intensified global footprint.    FIXED INCOME    Our Fixed Income trading results in 2022 declined 20% versus 2021, as persistent inflation caused the Federal Reserve to embark on its largest tightening campaign since the 1970s. While we were prudent in reducing inventory and risk, we did take losses in our commercial mortgage business as spreads widened meaningfully in that market. The good times always take care of themselves, and it is smarter to assess a business in a period of severe dislocation and rising rates to best judge the team and strategy. By these measures, we could not be happier with our team as they enter 2023.    In 2022, we continued to improve our client franchise and take market share, particularly in our credit businesses. Our ongoing focus on technology-enabled trading capabilities and strong collaboration between the high touch and low touch desks has enabled us to help our clients reposition risk in these difficult markets, increasing our relevance and driving incremental opportunities in high yield. By expanding this strategy across other businesses globally, we anticipate similar improvements in both market share and revenues.    We continue to execute our plan to grow our European fixed income business and synergistically complement the investments we are making in European investment banking. We were voted by our clients as having the #1 net positive business momentum in European credit for the third year in a row.    LEUCADIA ASSET MANAGEMENT    Despite a turbulent year with sustained high volatility and declines in most major indices and asset classes, Leucadia Asset Management (“LAM”) continued to grow its key operating metrics, namely assets under management (“AUM”) and management fee related revenue. The overall value proposition of our offering of actively managed, alternative strategies was enhanced and highlighted in an environment where the S&P, HFRI Hedge Fund Index, Bloomberg High Yield and Bloomberg Investment Grade indices were down 11%, 8%, 13% and 17%, respectively, while our strategies on a whole outperformed these indices.    14    JEFFERIES 2022 SHAREHOLDER LETTER

JEFFERIES 2022 SHAREHOLDER LETTER 15

This relative outperformance has led to sustained AUM increases despite a difficult fund-raising environment. (We define AUM as assets of funds and separately managed accounts managed by us or an affiliated asset manager in which we have an equity interest or with whom we have an ongoing revenue sharing arrangement.) AUM increased by 22% from $23.8 billion to $29.1 billion during fiscal 2022. $2.3 billion of the increase was organic growth from managers that were on the LAM platform at the beginning of the year. The gains were driven in particular by positive flows into CoreCommodity (commodities), Schonfeld (multi-manager) and Point Bonita (alternative credit trade finance). This continues the trend from prior years leading to a 52% increase in management fee related revenue to $50.5 million. The growth in AUM suggests a solid base for a continued increase in the coming year.

We continued to expand the offerings of alternative strategies on our platform, adding Hildene (opportunistic structured credit), Illuminate (fin-tech focused venture capital), ISO-mts (financial institution niche credit), Pearlstone (European credit) and Tephra (liquid digital assets). These strategies often take a bit of time to get traction and build their track records but with the offerings that were added in prior years we believe we are well positioned with a diversified offering for institutional investors. We also have a strong pipeline of new opportunities as we seek to continue to enhance our product offering.



ANNUAL MEETING AND INVESTOR MEETING

Thanks for hearing us out. We look forward to answering any further questions you may have at our upcoming Annual Meeting on March 29, 2023. We also will hold our annual Jefferies Investor Meeting on October 17, 2023, at which time you will have the opportunity to hear from our senior leaders across the Jefferies platform. We thank all of you—our clients and customers, employee-partners, fellow shareholders, bondholders, vendors and all others associated with our businesses—for your continued partnership and support.

Sincerely,

Rich

RICHARD B. HANDLER
Chief Executive Officer

Brian

BRIAN P. FRIEDMAN
President

16    JEFFERIES 2022 SHAREHOLDER LETTER    Appendix    The following tables reconcile financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results. The Shareholder Letter contains non-GAAP financial information to aid investors in viewing our businesses and investments through the eyes of management while facilitating a comparison across historical periods. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with GAAP.    ADDITIONAL SHAREHOLDER LETTER NOTES    Market Position Statistics presented within the Shareholder Letter are referenced from several independent sources, as noted below:    Dealogic    • 6th globally in mergers and acquisitions and equity capital markets (excluding China), up from #12 and #13, respectively five years ago    • 7th globally in mergers and acquisitions, equity capital markets and leveraged finance, up from #10 in 2017    • 7th globally in Equity Underwriting; 6th in EMEA and 7th in the U.S. in Equity Underwriting    • Global mergers and acquisitions fee pool declined 11% in 2022    • Equity capital markets and leveraged finance global fee pool declined by 60%    Coalition Greenwich 2022 Fixed Income Study    • 1st in net positive business momentum in European Credit for three years in a row    Research II    • #6 in U.S. equity research    • #7 in European equity research    Asiamoney • 3rd best overall combined research and sales    Reconciliation of Return on Adjusted Tangible Equity($ millions) (Unaudited) Year Ended Nov. 30, 2022    Net income attributable to common shareholders (GAAP) $ 777    Intangible amortization and impairment expense, net of tax 8    Adjusted net income attributable to common shareholders (non-GAAP) $ 785

PRINCIPAL EXECUTIVE OFFICE    Jefferies Financial Group Inc.    520 Madison Avenue    New York, New York 10022    212.284.2300    jefferies.com    REGISTRAR AND TRANSFER AGENT    American Stock Transfer & Trust Company, LLC    6201 15th Avenue    Brooklyn, New York 11219-9821    800.937.5449    www.astfinancial.com    help@astfinancial.com    INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    Deloitte & Touche LLP    30 Rockefeller Plaza    New York, New York 10112    Our common stock is listed on the New York Stock Exchange (NYSE: JEF)